SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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BANCINSURANCE CORPORATION
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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
VOTING SECURITIES
PROPOSAL NO. 1
PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS OF THE COMPANY
EXECUTIVE COMPENSATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
CODE OF ETHICS
AUDIT COMMITTEE MATTERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDERS PROPOSALS FOR 2007 ANNUAL MEETING
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
OTHER MATTERS

BANCINSURANCE CORPORATION
250 East Broad Street
Tenth Floor
Columbus, Ohio 43215
www.bancins.com
NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS
To Be Held May 31, 2006
To Our Shareholders:
     Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Bancinsurance Corporation will be held at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215, on Wednesday, May 31, 2006, at 8:30 a.m., Eastern Daylight Time, for the following purposes:
1.	To elect eight directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified; and

2.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.
     Only shareholders of record at the close of business on April 5, 2006 will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment thereof.
     We hope you can attend the Annual Meeting.
     We urge you to complete, sign, date and return the enclosed proxy card as soon as possible so that your common shares may be voted in accordance with your wishes. Proxies are revocable at any time, and if you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Columbus, Ohio	Matthew C. Nolan
April 28, 2006	Secretary

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

BANCINSURANCE CORPORATION
250 East Broad Street
Tenth Floor
Columbus, Ohio 43215
www.bancins.com

PROXY STATEMENT
for the
Annual Meeting of Shareholders
To Be Held May 31, 2006
April 28, 2006

     This Proxy Statement is furnished to the shareholders of Bancinsurance Corporation (the “Company”) in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of Shareholders to be held on May 31, 2006, at 8:30 a.m., Eastern Daylight Time, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio 43215, and at any adjournment thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy card are first being sent or given to the Company’s shareholders on or about April 28, 2006. The Annual Report of the Company for the fiscal year ended December 31, 2005, including consolidated financial statements, is being mailed to all shareholders together with this Proxy Statement.
     You may ensure your representation at the Annual Meeting by completing, signing, dating and promptly returning the enclosed proxy card in the envelope provided. You may revoke your proxy at any time before it is exercised at the Annual Meeting by filing with the Company a notice in writing revoking it, by duly executing a proxy card bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting without voting will not revoke a proxy. Subject to such revocation and except as otherwise stated herein or in the proxy card, all proxies duly executed and received prior to, or at the time of, the Annual Meeting will be voted in accordance with the instructions contained therein. If no instructions are given, valid proxies will be voted for the election as directors of the nominees identified herein and, at the discretion of the proxy holders, on any other matters that may properly be brought before the Annual Meeting.
     The entire expense of preparing, assembling, printing and mailing the proxy card and other materials used in the solicitation of proxies will be paid by the Company. Proxies may be solicited personally or by telephone, mail, facsimile or telegraph. Officers or employees of the Company may assist with solicitations and will receive no additional compensation. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s common shares.
VOTING SECURITIES
     Holders of record of the Company’s common shares, without par value (the “Common Shares”), at the close of business on April 5, 2006 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, there were 4,972,700 Common Shares issued and outstanding. A quorum for the Annual Meeting is a majority of the issued and outstanding Common Shares as of the Record Date.
     Each Common Share outstanding on the Record Date entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The laws of the State of Ohio under which the Company is incorporated provide for cumulative voting rights in the election of directors under certain circumstances. A shareholder must give notice in writing to the President, a Vice President or the Secretary of the Company before 8:30 a.m. on May 29, 2006 if he or she desires cumulative voting in the election of directors. If an announcement of the giving of such notice is made upon convening of the Annual Meeting by the presiding officer or the secretary of the Annual Meeting, or by, or on behalf of, such shareholder, each shareholder will have cumulative voting rights in the election of directors. Cumulative voting entitles each shareholder to cumulate the voting power he or she possesses in the election of directors and give one nominee as many votes as is determined by multiplying the number of votes to which he or she is entitled by the number of directors to be elected, or to distribute his or her votes on the same principle among two or more of the nominees, as he or she sees fit.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
     Pursuant to the Company’s Amended and Restated Code of Regulations (the “Regulations”), the Board of Directors is comprised of eight directors, each of whom serves until the next annual meeting of shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board has nominated the persons identified below for election as directors of the Company at the Annual Meeting. The eight nominees receiving the greatest number of votes will be elected. Withheld votes with respect to any nominee will be counted for purposes of establishing a quorum, but will have no effect on the election of that nominee. If voting is cumulative as a result of the request of a shareholder, the enclosed proxy card would grant discretionary authority to the proxy holders named therein to distribute the votes of Common Shares subject to proxies they hold so as to elect the maximum number of nominees for director set forth herein.
     On March 1, 2006, William S. Sheley, who has served as a director since July 2000, informed the Company of his intention to retire from the Board of Directors and not stand for re-election at the Annual Meeting. In connection with Mr. Sheley’s decision, the Board has nominated Stephen Close to stand for election as a director at the Annual Meeting. Mr. Close and Douglas G. Borror, a current director who was appointed to the Board in July 2004 in connection with the Board’s decision to increase the size of the Board to eight directors, were recommended to the Board by Si Sokol, the Company’s Chairman and Chief Executive Officer, and John S. Sokol, the Company’s President.
     Unless otherwise directed in your proxy, the Common Shares voted pursuant thereto will be voted FOR the election of the nominees identified below. In the event that any of the nominees for director should become unwilling or unable to serve, the proxy holders reserve full discretion to vote the Common Shares represented by the proxies they hold for the election of the remaining nominees and for the election of any substitute nominee(s) designated by the Board of Directors.
     The Board of Directors recommends that the shareholders vote FOR the election of each of the nominees for director named below.

		Current Position	Director
Name	Age	with Company	Since
Si Sokol	78	Chairman of the Board, Chief Executive Officer, Chairman of Executive Committee	1970

John S. Sokol	43	President, Director	1990

Douglas G. Borror	51	Director, member of Compensation Committee	2004

Kenton R. Bowen	43	Director, member of Audit Committee	2002

Stephen Close	55	Nominee for Director	n/a

Daniel D. Harkins	76	Director, Chairman of Audit Committee, member of Executive Committee	1981

Saul Sokol	86	Director, member of Executive Committee	1982

Matthew D. Walter	37	Director, Chairman of Compensation Committee	2001
     Si Sokol has been Chairman of the Board since 1970 and Chief Executive Officer since December 1980. He is also Chairman of the Board and Chief Executive Officer of Ohio Indemnity Company (“Ohio Indemnity”), the Company’s wholly-owned property/casualty insurance subsidiary, and has held such positions since January 1976 and June 1999, respectively. He served as President of the Company and Ohio Indemnity from December 1980 until June 1999. He has also been Chairman of the Board of American Legal Publishing Corporation (“ALPC”), the Company’s wholly-owned municipal code publishing subsidiary, since January 1988. Si Sokol currently serves on the Fifth Third Bank Community Advisory Forum. Si Sokol is John S. Sokol’s father and Saul Sokol’s brother.
     John S. Sokol has been President of the Company and Ohio Indemnity since June 1999. He was Executive Vice President of the Company and Ohio Indemnity from June 1996 until June 1999 and Vice President of the Company and

Ohio Indemnity from 1993 until June 1996. From 1989 until 1993, John S. Sokol served as an officer for what is now Chase (formerly Manufacturers Hanover and Chemical Bank), a national provider of banking and financial services. John S. Sokol serves on the board of directors of Central Benefits Mutual Insurance Company, a third party administrator of health benefit programs. John S. Sokol is the son of Si Sokol and the nephew of Saul Sokol.
     Douglas G. Borror has been Chairman of the Board of Dominion Homes, Inc., a regional home builder, since July 1999 and Chief Executive Officer of Dominion Homes, Inc. since September 1992. Mr. Borror was President of Dominion Homes, Inc. from November 2004 until March 2006. He serves on the board of directors of Columbia Gas of Ohio, Inc., a natural gas utility company, and is a member of the Board of Trustees of The Ohio State University.
     Kenton R. Bowen has served as President and Director of CallTech Communications, LLC, a technical support and customer service outsourcing company, since 1996. From 1992 until 1996, he was the Vice President of Corporate Finance for what is now National City Bank (formerly known as Provident Bank), a national provider of banking and financial services. From 1990 until 1992, Mr. Bowen was a Vice President for what is now Chase (formerly known as Bank One), a national provider of banking and financial services. Mr. Bowen serves on the board of directors of Adams Medical Venture, a private medical venture capital company, and serves as a Managing Partner of Weiler-Bowen, Ltd., a real estate development firm.
     Stephen Close has served as Senior Vice President for Coinmach Corporation, a provider of coin operated laundry vending equipment to multi-family housing and universities, since 1997. From 1975 until 1997, he served as President and Chief Executive Officer for National Coin Laundry, a provider of coin operated laundry vending equipment to multi-family housing and universities and commercial industrial laundry equipment to nursing homes, athletic clubs, and hospitals. Mr. Close serves on the board of directors of the Riverside Hospital Foundation.
     Daniel D. Harkins is a private investor. Prior to 1987, Mr. Harkins owned and served as President of Ace Beverage Distributing Company. From 1978 until 1980, he served as a consultant for A. T. Kearney, Inc., a management consulting firm. From 1973 until 1978, he served as General Sales Manager and International Sales Manager for several divisions of Ashland Chemical Company.
     Saul Sokol is a private investor. He is a chartered life underwriter and a chartered property/casualty insurance underwriter with the Sokol Insurance Agency. Saul Sokol is a past President of the Columbus Life Underwriter’s Association and the Columbus Chapter of Chartered Property/Casualty Underwriters. He is a member of several local, state and national insurance associations. Saul Sokol has published a book for consumers concerning common insurance related questions. Saul Sokol is the brother of Si Sokol and the uncle of John S. Sokol.
     Matthew D. Walter has served as the Chairman of the Board and Chief Executive Officer of BoundTree Medical Products, Inc., a provider of medical equipment to the emergency care market, since November 2000. He has also served as Managing Partner of Talisman Capital Partners, a private investment company, since June 2000. From July 1996 until September 2000, Mr. Walter served as Vice President and General Manager of National PharmPak, Inc., a subsidiary of Cardinal Health, Inc., a provider of products and services to the health care industry. Mr. Walter serves on the board of directors of Cardinal Health, Inc.
Board Meetings and Committees
     The Board of Directors currently has eight members. Although the Company is no longer subject to the rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Board has determined that five of its members qualify as independent directors under the Nasdaq rules. The Board has three standing committees: (1) the Audit Committee; (2) the Compensation Committee; and (3) the Executive Committee. The Board held twelve meetings during the 2005 fiscal year. Each of the directors attended at least 75% of the total number of meetings of the Board and the committees on which he served during the 2005 fiscal year except for Kenton R. Bowen and William S. Sheley.
     The Audit Committee operates pursuant to a written Audit Committee Charter adopted by the Board of Directors. A copy of the Audit Committee Charter is available on the Company’s website at www.bancins.com. The Company will also provide, free of charge, copies of the Audit Committee Charter upon written request directed to the Company’s Secretary at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215. The Audit Committee’s purpose is to assist the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing and financial reporting practices. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk and the Company’s compliance with significant applicable legal, ethical, and regulatory requirements as well as responsibility for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm (the “independent auditor”) engaged to prepare or issue audit reports on the consolidated financial statements of the Company. The Audit Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter. Each member of the Audit Committee qualifies as independent under (1) the applicable Securities and Exchange Commission

(“SEC”) rules and (2) the Nasdaq rules. The Board of Directors has determined that Kenton R. Bowen qualifies as an audit committee financial expert as defined in the SEC rules. The Audit Committee held seven meetings during the 2005 fiscal year.
     The Compensation Committee’s duties include: administering the Company’s 1994 Stock Option Plan and 2002 Stock Incentive Plan; reviewing, considering, and determining all matters concerning salary and other compensation and benefits for the Company’s executive officers; and reviewing, considering, and making recommendations to the Board of Directors concerning executive officer organizational issues and succession plans. Each member of the Compensation Committee qualifies as independent under the Nasdaq rules. The Compensation Committee held three meetings during the 2005 fiscal year.
     Between meetings of the Board of Directors, the Executive Committee has, to the extent permitted by law, all of the powers and duties of the Board.
Nomination and Election of Directors
     Because the family of Si Sokol, the Company’s Chairman and Chief Executive Officer, beneficially owns more than 56% of the issued and outstanding Common Shares, the Board of Directors has not established a nominating committee or adopted a nominating committee charter. Instead, the full Board is responsible for identifying and selecting the nominees for director to be elected at the annual meeting of shareholders.
     When considering candidates for the Board of Directors, the Board evaluates the entirety of each candidate’s credentials and does not have any specific eligibility requirements of Directors minimum qualifications. The Board considers those factors it deems appropriate, including judgment, skill, independence, diversity, strength of character, experience with businesses and organizations comparable in size or scope, experience as an executive of or advisor to a publicly traded or private company, experience and skill relative to other Board members, specialized knowledge or experience and desirability of the candidate’s membership on the Board. Depending upon the current needs of the Board, the Board may weigh certain factors more or less heavily. The Board does, however, believe that all members of the Board should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no material conflict of interest that would interfere with performance as a director.
     The Board considers candidates from any reasonable source, including shareholder recommendations, and does not evaluate candidates differently based on who has made the recommendation. To date, the Board has not retained any consultant or search firm to assist in the process of identifying and evaluating candidates and, accordingly, no fees have been paid to any such consultant or search firm.
     Shareholders may recommend director candidates for consideration by the Board by giving written notice of the recommendation to the Secretary of the Company at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215. The recommendation must include the candidate’s name, age, business address, residence address and principal occupation or employment as well as a description of the candidate’s qualifications, attributes and other skills. A written statement from the candidate consenting to serve as a director, if so elected, must accompany any such recommendation.
Executive Sessions
     The Company’s independent directors hold regularly scheduled executive sessions at least twice per year and at such other times as the independent directors deem necessary or appropriate. Only the independent directors attend such executive sessions.
Communications with the Board of Directors
     The Board of Directors believes that it is important for shareholders to have a process to send communications to the Board. Accordingly, shareholders who wish to communicate with the Board or a particular director may do so by sending a letter to the Secretary of the Company at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.
Attendance at Annual Shareholder Meetings
     The Company does not have a formal policy with respect to attendance by the directors at the annual meeting of shareholders. However, directors are encouraged to attend and the Board of Directors and its committees meet immediately following the annual meeting of shareholders. All of the directors attended the 2004 Annual Meeting of Shareholders with the exception of Mr. Bowen who was unable to attend and Mr. Borror who was appointed to the Board subsequent to the meeting.

Compensation of Directors
     For the 2005 fiscal year, each non-employee director received a $1,000 annual retainer ($10,000 and $20,000 in the case of the Audit Committee members and the Audit Committee Chairman, respectively) plus $500 for each Board or committee meeting attended in person (provided that a director received only $500 for attending multiple Board and committee meetings held on the same date).
     For the 2006 fiscal year, each non-employee director will receive a $10,000 annual retainer ($20,000 and $13,000 in the case of the Audit Committee Chairman and the Compensation Committee Chairman, respectively) plus $750 for each Board or committee meeting such director attends in person (provided that he will receive only $750 for attending multiple Board and committee meetings held on the same date) and $250 for each Board or committee meeting such director participates in telephonically (provided he will receive only $250 for participating telephonically in multiple Board and committee meetings held on the same date).
     Each director of the Company also serves as a director of Ohio Indemnity and receives no additional compensation therefor. Employee directors receive no additional compensation from the Company or Ohio Indemnity for serving as directors.
PRINCIPAL SHAREHOLDERS
     The following table sets forth the beneficial ownership of our Common Shares as of March 31, 2006 (except as otherwise noted) by: (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Shares; (2) each of the Company’s directors, nominees for director and executive officers named in the Summary Compensation Table; and (3) the directors and executive officers of the Company as a group.

Name	Number of Common		Percent
of Beneficial	Shares Beneficially		of
Owner	Owned(1)		Class
Si Sokol	2,425,468	(2, 3, 7)	48.29%
Barbara K. Sokol	2,425,468	(2, 4)	48.29%
John S. Sokol	2,147,013	(2, 5, 7)	41.43%
Douglas G. Borror	—		—
Kenton R. Bowen	12,000		(8)
Stephen Close	—		—
Daniel D. Harkins	59,150	(7)	1.19%
William S. Sheley	11,000	(7)	(8)
Saul Sokol	268,337	(6, 7)	5.38%
Matthew D. Walter	31,000	(7)	(8)
Matthew C. Nolan	1,600	(7)	(8)
Daniel J. Stephan	48,000	(7)	(8)
Stephen J. Toth	21,000	(7)	(8)
Stephen G. Wolf	7,000	(7)	(8)
All directors and executive officers as a group (12 persons)	3,281,568		61.33%
Dimensional Fund Advisors Inc.	268,055	(9)	5.39%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401

(1)	Except as otherwise noted, the beneficial owner has sole voting and dispositive power over the Common Shares shown.

(2)	Falcon Equity Partners, L.P., an Ohio limited partnership (“Falcon Equity Partners”) whose sole partners are members of the Si Sokol family, owns of record 1,750,000 Common Shares. Si Sokol and Barbara K. Sokol each own a 35.7 percentage interest in Falcon Equity Partners and their children, John S. Sokol, James K. Sokol and

Carla A. Sokol, each own a 9.5 percentage interest in Falcon Equity Partners. As the sole managing general partner, Si Sokol has sole power to dispose or direct the disposition of the Common Shares owned of record by Falcon Equity Partners. As the general partners, Si Sokol, Barbara K. Sokol and John S. Sokol share the power to vote or direct the vote with respect to the Common Shares owned of record by Falcon Equity Partners.

(3)	1,750,000 of these Common Shares are beneficially owned by Si Sokol as the sole managing general partner and a general partner of Falcon Equity Partners, as more fully described in note (2) above. 314,476 of these Common Shares are owned of record or through a broker by Si Sokol. 310,992 of these Common Shares are owned of record or through a broker by Barbara K. Sokol, Si Sokol’s wife, as more fully described in note (4) below. Si Sokol disclaims beneficial ownership of the Common Shares owned by Barbara K. Sokol.

(4)	1,750,000 of these Common Shares are beneficially owned by Barbara K. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 310,992 of these Common Shares are owned of record or through a broker by Barbara K. Sokol. 314,476 of these Common Shares are owned of record or through a broker by Si Sokol, Barbara K. Sokol’s husband, as more fully described in note (3) above. 50,000 of these Common Shares under the currently exercisable options or options exercisable within 60 days of March 31, 2006 held by Si Sokol. Barbara K. Sokol disclaims beneficial ownership of the Common Shares owned by Si Sokol.

(5)	1,750,000 of these Common Shares are beneficially owned by John S. Sokol as a general partner of Falcon Equity Partners, as more fully described in note (2) above. 165,316 of these Common Shares are owned of record or through a broker by John S. Sokol. 19,597 of these Common Shares are held by John S. Sokol, as custodian for his minor children. 2,100 of these Common Shares are owned of record or through a broker by John S. Sokol’s wife as to which he disclaims beneficial ownership.

(6)	Saul Sokol is the sole trustee of The Saul Sokol and Phyllis D. Sokol Family Trust, which trust holds 252,337 Common Shares and is for the benefit of their children. As the sole trustee, Saul Sokol is empowered to exercise all rights with regard to such Common Shares, revoke the trust and amend the trust.

(7)	Includes 50,000, 210,000, 2,000, 10,000, 6,000, 16,000, 6,000, 1,600, 48,000, 21,000 and 7,000 Common Shares that underlie currently exercisable options or options exercisable within 60 days of March 31, 2006 held by Si Sokol, John S. Sokol, Kenton R. Bowen, Daniel D. Harkins, William S. Sheley, Saul Sokol, Matthew D. Walter, Matthew C. Nolan, Daniel J. Stephan, Stephen J. Toth, and Stephen G. Wolf, respectively.

(8)	Represents ownership of less than 1% of the outstanding Common Shares.

(9)	Based on information set forth in a Schedule 13G/A dated February 1, 2006, which was filed by Dimensional Fund Advisors Inc., a registered investment advisor, on behalf of its advisory clients.
The address of each of Si Sokol, Barbara K. Sokol, John S. Sokol and Saul Sokol is 250 East Broad Street, Tenth floor, Columbus, Ohio 43215.
EXECUTIVE OFFICERS OF THE COMPANY
     The executive officers of the Company are elected annually by the Board of Directors and serve at the pleasure of the Board. In addition to Si Sokol, Chairman of the Board and Chief Executive Officer, and John S. Sokol, President, the following persons are executive officers of the Company:
     Matthew C. Nolan, age 31, has served as Chief Financial Officer, Treasurer and Secretary of the Company, Ohio Indemnity and ALPC, and as a Director of ALPC, since July 2004. He joined the Company in April 2003 and served as Manager of Finance & Reporting from April 2003 until July 2004. From 1997 until February 2003, he was employed by KPMG LLP, an independent registered public accounting firm, where he served as an Audit Manger in the financial services sector with a specialized focus in the insurance industry.
     Daniel J. Stephan, age 45, has served as Senior Vice President of Lender Services for Ohio Indemnity since June 2003. He was Vice President of Ohio Indemnity from May 2000 until June 2003. From 1999 until May 2000, he owned and operated Promark Specialty Insurance, an independent insurance agency and consulting firm. From 1997 until 1999, he served as the General Manager of the Lender Products Division of Markel American Insurance Company, a property/casualty insurance company. From 1993 until 1997, he served as the Product Manager for Progressive Corporation, a property/casualty insurance company, where he directed sales and marketing for insurance products and services.
     Stephen J. Toth, age 42, has served as Vice President of Specialty Products for Ohio Indemnity since 1999. He joined Ohio Indemnity in 1989 and served as Assistant Vice President of Ohio Indemnity from 1991 until 1999 and as Administrator of Ohio Indemnity’s Bonded Service Program from 1989 until 1991. From 1986 until 1989, he was employed by the Rockwood Insurance Group, a property/casualty insurance company.
     Stephen G. Wolf, age 53, has served as President of ALPC since 1984 and as a Director of ALPC since 2000. Mr. Wolf has held numerous elected and appointed local government positions during the past 25 years, including Councilman and Mayor of the City of Mount Healthy, Ohio. Currently, he serves as City Attorney for the City of Mount Healthy.
EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth the annual and other compensation for the fiscal years ended December 31, 2005, 2004 and 2003 for (1) the Company’s Chief Executive Officer and (2) the other four most highly compensated executive officers of the Company.

				Long-Term
		Annual		Compensation
		Compensation(6)		Awards
				Securities	All Other
Name and Principal		Salary	Bonus(8)	Underlying	Compensation
Position	Year	($)	($)	Options (#)	($)
Si Sokol	2005	301,154	60,000	—	80,119	(1)
Chairman and	2004	301,154	32,573	—	85,919	(1)
Chief Executive Officer	2003	301,154	50,000	—	83,719	(1)

John S. Sokol	2005	314,776	175,000	—	8,400	(2)
President	2004	286,409	32,573	100,000	14,200	(2)
	2003	264,259	102,191	100,000	12,000	(2)

Matthew C. Nolan(7)	2005	98,038	100,000	—	3,922	(3)
Chief Financial Officer,	2004	74,581	18,645	8,000	3,885	(3)
Treasurer and	2003	—	—	—	—
Secretary

Daniel J. Stephan	2005	156,150	100,000	—	6,246	(4)
Senior Vice President of	2004	148,768	22,315	10,000	11,951	(4)
Lender Services of Ohio	2003	142,295	109,013	15,000	10,618	(4)
Indemnity

Stephen J. Toth	2005	103,923	48,731	—	4,157	(5)
Vice President of	2004	99,924	15,808	5,000	7,246	(5)
Specialty Products of Ohio	2003	94,290	28,907	5,000	5,863	(5)
Indemnity

(1)	With respect to Si Sokol, “All Other Compensation” consists of: (a) the Company’s matching contribution under the Ohio Indemnity Company Employee 401(k) and Profit Sharing Plan (the “401(k) Plan”) in the amount of $8,400, $14,200, and $12,000 for the 2005, 2004 and 2003 fiscal years, respectively; (b) $3,728, $3,728 and $2,574 for the 2005, 2004 and 2003 fiscal years, respectively, for the term portion of the premium for a split dollar life insurance policy for the benefit of Si Sokol and his wife; and (c) $67,991, $67,991, and $69,145 for the 2005, 2004 and 2003 fiscal years, respectively, for the whole life portion of the premium for such split dollar life insurance policy.

(2)	With respect to John S. Sokol, “All Other Compensation” consists of the Company’s matching contribution under the 401(k) Plan. Does not include dues and expenses paid by the Company related to membership in professional organizations of $26,407, $12,870 and $27,398 for the 2005, 2004 and 2003 fiscal years, respectively.

(3)	With respect to Matthew C. Nolan, “All Other Compensation” consists of the Company’s matching contribution under the 401(k) Plan.

(4)	With respect to Daniel J. Stephan, “All Other Compensation” consists of the Company’s matching contribution under the 401(k) Plan.

(5)	With respect to Stephen J. Toth, “All Other Compensation” consists of the Company’s matching contribution under the 401(k) Plan.

(6)	Does not include perquisites provided to certain executive officers including: membership fees for country and/or social clubs and a monthly automobile allowance. The aggregate of all perquisites received by each executive officer during 2005, 2004 and 2003 did not exceed the lesser of $50,000 or 10% of such executive officer’s total salary and bonus for that year.

(7)	Matthew C. Nolan became an executive officer of the Company in July 2004.

(8)	Bonuses are paid early in the year following the year with respect to which the bonuses are based. For example, amounts reflected in the Summary Compensation Table as 2005 bonuses are bonuses awarded based on 2005 fiscal year performance which were paid in early 2006.
Option Grants in Last Fiscal Year
     The Company did not grant any options to the executive officers named in the Summary Compensation Table during the 2005 fiscal year.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
     The table set forth below contains certain information regarding options exercised during the 2005 fiscal year and the year end values of unexercised options held by the executive officers named in the Summary Compensation Table.

			Number of Shares		Value of
			Underlying		Unexercised
			Unexercised		In-The-Money
	Shares	Value	Options at Fiscal		Options at Fiscal
	Acquired on	Realized	Year End (#)		Year End ($)(1)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Si Sokol	—	—	50,000	—	—	—
John S. Sokol	—	—	210,000	180,000	15,625	—
Matthew C. Nolan	—	—	1,600	6,400	—	—
Daniel J. Stephan	—	—	39,000	26,000	5,330	240
Stephen J. Toth	—	—	20,000	10,000	—	—

(1)	Represents the total gain which would be realized if all in-the-money options held at December 31, 2005 were exercised on that date, which total gain equals the product of (a) the number of Common Shares underlying the options and (b) the difference between the last reported bid quotation for the Common Shares in the “pink sheets” on December 31, 2005 ($4.50) and the exercise price of such options.
Employment Agreement
     Ohio Indemnity and Daniel J. Stephan are parties to an employment agreement dated May 17, 2000 that expires on May 17, 2006. Under the employment agreement, Mr. Stephan is entitled to receive: (1) an annual salary of at least $120,000; (2) an annual incentive bonus (equal to 15% to 100% of his then current annual salary); and (3) five annual grants of options to purchase 10,000 Common Shares. If Mr. Stephan’s employment is terminated as a result of his death, “permanent disability” or “without cause” (each as defined in the employment agreement), Mr. Stephan will receive certain severance benefits that may include payment of his then current annual salary and a bonus (capped at 15% of his then current annual salary) and continued group health insurance benefits, each for a period of up to the remainder of the term of the employment agreement, depending on the reason for the termination. Upon the occurrence of a “change of control” (as defined in the employment agreement), Mr. Stephan has the right to terminate the employment agreement and receive: (1) a lump sum payment equal to 230% of his then current annual salary; (2) continued group health insurance benefits for a period of 24 months; and (3) certain other miscellaneous benefits. In addition, in the event of his termination “without cause” or upon a “change of control,” all options previously granted to Mr. Stephan will vest, and he will be granted such number of fully vested options to enable him to acquire 50,000 Common Shares of the Company in the aggregate (taking into account all options that he then holds). Upon expiration of the employment agreement, the Company expects that Mr. Stephan will continue in his current position with the Company on an at will basis.
Compensation Committee Report on Executive Compensation
Overview
     The Compensation Committee annually reviews and evaluates the performance of the Company’s executive officers and determines the compensation for each executive officer. In general, the Company’s executive compensation philosophy is to seek to attract, motivate and retain qualified executives by rewarding individual performance as well as the Company’s achievement of performance goals and objectives. The Company’s executive compensation program includes a base salary, an annual bonus opportunity, stock options and certain benefits and perquisites.
Compensation of Executive Officers
     1. Base Salary
     The base salary of each of the Company’s executive officers, other than the Chief Executive Officer, is reviewed annually and determined based upon the following factors: (1) the importance to the Company of the executive officer’s job function; (2) the executive officer’s experience and potential to make a significant contribution to the Company in the future; (3) the executive officer’s previous and current performance; and (4) the base salaries of similarly situated executive officers in the insurance industry. Because the Compensation Committee believes that each of the above factors is important and the relevance of each factor varies from executive officer to executive officer, the Compensation Committee did not assign specific weight to any of these factors when determining any executive officers’ base salary.
     2. Annual Bonus
     The Company’s 2005 fiscal year bonus program was designed to reward executive officers for achievement of both a Company performance goal and individual goals, with each category of goals being weighted differently depending on the executive officer’s position with the Company. Each executive officer was assigned a percentage of his or her base salary as a potential bonus. The Company performance goal for fiscal year 2005 was net income of $4.0 million. The minimum award under the 2005 bonus program was 25% of each executive officer’s target bonus if net income of $1.5 million was achieved. If net income was less than $1.5 million then zero Company performance bonus would be awarded. A straight line schedule determined the percentage awarded if net income fell between $1.5 million and $4.0 million. For fiscal year 2005, the Company’s net income was $6.3 million and therefore the Company achieved over 100% of its performance goal for fiscal year 2005. The individual goals for fiscal year 2005 included: developing and implementing a formal risk management program, developing and implementing a formal annual planning and budgeting process, establishing a strategic sales and marketing plan and continuing to build an effective team. Each executive officer achieved 100% of his individual goals for fiscal year 2005. During 2005, the Compensation Committee awarded discretionary bonuses to Matthew C. Nolan, Daniel J. Stephen and Stephen J. Toth above their target bonus levels as a result of personal performance beyond their individual goals, which contributed to the Company’s record financial performance and overachievement of the Company’s fiscal year 2005 goal. During 2005, Si Sokol and John S. Sokol did not receive any discretionary awards above their target bonus levels.
     3. Stock Options
     It is the Company’s intent to award stock options to the Company’s executive officers in amounts reflecting the financial performance of the Company and the executive officer’s ability to influence the Company’s overall performance and his or her position. Options are intended to motivate executive officers to improve the Company’s financial results and stock performance and to retain executive officers. In fiscal year 2005, the Company did not grant any stock options to the Company’s executive officers due to events that resulted from the Company’s former independent auditor withdrawing its audit reports for the years 2001 through 2003.
     4. Benefits and Perquisites
     All executive officers of the Company are eligible to participate in the following company benefit programs: the 401(k) Plan (which includes a Company match); health and dental coverage; and company-paid term life and disability insurance. Certain executive officers also receive additional company-paid life insurance, membership fees for country and/or social clubs, and a monthly automobile allowance.
Compensation of Chief Executive Officer
     Si Sokol became the Company’s Chief Executive Officer in December 1980. Since August 2000, his annual base salary has been fixed at $300,000, which amount is primarily based upon his 35 years of experience in the insurance industry and his previous and current performance. In fiscal year 2005, Si Sokol was assigned 20% of his base salary as a potential bonus based upon the achievement of the Company performance goal for fiscal year 2005 as described above. As the Company achieved over 100% of this performance goal, Si Sokol earned a bonus of $60,000 for fiscal year 2005.
Submitted by the Compensation Committee of the Board of Directors:
Matthew D. Walter, Chairman
Douglas G. Borror
William S. Sheley

Performance Graph
     The indexed graph and table below sets forth the Company’s total shareholder return for the five-year period ending December 31, 2005 compared to the total return for the Nasdaq Stock Market (U.S.) Index and the Standard and Poor’s Property & Casualty Insurance Index during the same period, assuming a common starting point of $100 and reinvestment of dividends. Total return indices are weighted using beginning-period market capitalization for each of the reported time periods.
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
AMONG BANCINSURANCE CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE S & P PROPERTY & CASUALTY INSURANCE INDEX

	Fiscal year ending December 31
			Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
Bancinsurance Corporation	100.00	113.14	112.00	175.31	167.31	102.86
Nasdaq Stock Market (U.S.) Index	100.00	70.75	51.08	76.82	85.44	96.38
S & P Property & Casualty Insurance Index	100.00	91.98	81.85	103.46	114.24	131.51
CODE OF ETHICS
     The Company has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”) that complies with the applicable SEC rules and applies to all employees, officers and directors of the Company and its wholly-owned subsidiaries, including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Ethics is posted on the Company’s website at www.bancins.com. The Company will also provide, free of charge, copies of the Code of Ethics upon written request directed to the Company’s Secretary at 250 East Broad Street, Tenth Floor, Columbus, Ohio 43215.

AUDIT COMMITTEE MATTERS
Audit Committee Report
     In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company’s accounting, auditing, and financial reporting practices. Management has the responsibility for the preparation of the Company’s consolidated financial statements and carrying out the Company’s reporting process. The Company’s independent auditor is responsible for performing an audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) to obtain reasonable assurance that the Company’s consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the consolidated financial statements with accounting principles generally accepted in the United States of America (“GAAP”). The Audit Committee oversees the Company’s financial reporting process. As previously reported, in 2005, the Audit Committee also conducted an independent investigation into the concerns raised by the Company’s former independent auditor. For more information concerning the Audit Committee investigation, see “Audit Committee Matters-Changes in Independent Auditor.”
     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the Company’s independent auditor a formal written statement describing all relationships between the auditor and the Company that might bear on the independent auditor’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the independent auditor any relationships that may impact the auditor’s objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee reviewed with the Company’s independent auditor its audit plans, audit scope, and identification of audit risks. The Audit Committee has determined that the provision of audit and non-audit services rendered by the independent auditor was compatible with maintaining the auditor’s independence.
     The Audit Committee reviewed and discussed with the independent auditor all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, reviewed and discussed the results of the independent auditor’s examination of the consolidated financial statements.
     The Audit Committee reviewed and discussed with management the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2005. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP.
     Based on the above-mentioned reviews and discussions with management and the independent auditor, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, that was filed with the SEC on March 1, 2006.
Submitted by the Audit Committee of the Board of Directors:
Daniel D. Harkins, Chairman
Kenton R. Bowen
William S. Sheley
Independent Auditor Fees
     The following table sets forth the aggregate fees billed by Daszkal Bolton LLP (“Daszkal Bolton”), the Company’s independent auditor for the fiscal years ended December 31, 2005 and 2004.

	2005	2004
Audit Fees(1)	$93,000	$95,000
Audit-Related Fees(2)	7,000	6,000
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$100,000	$101,000

(1)	Audit Fees — These are fees for professional services rendered by Daszkal Bolton for the audit of the Company’s annual consolidated financial statements and review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations and attest services related to financial reporting that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.
Audit Committee Pre-Approval Policies and Procedures
     The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Pre-Approval Policy”), which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the Company’s independent auditor are to be pre-approved. Under the Pre-Approval Policy, the Audit Committee pre-approves a list of audit and non-audit services proposed to be performed by the Company’s independent auditor for the fiscal year prior to the engagement of the independent auditor. The Audit Committee must separately pre-approve all audit and non-audit services to be performed by the independent auditor that are not within the scope of the pre-approved list of services for that fiscal year.
     Under the Pre-Approval Policy, the Chairman of the Audit Committee has been delegated the authority to pre-approve audit and non-audit services when the entire Audit Committee is unable to do so. The Chairman must report all such pre-approvals to the entire Audit Committee at its next scheduled meeting.
     During fiscal year 2005, the Audit Committee pre-approved all audit and non-audit services provided to the Company by Daszkal Bolton.
Changes in Independent Auditor
     As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on July 13, 2005, on July 12, 2005, the Audit Committee dismissed Ernst & Young LLP (“E&Y”) as the Company’s independent auditor. Also on July 12, 2005, the Audit Committee engaged Daszkal Bolton as the Company’s independent auditor for the fiscal years ending December 31, 2001, 2002, 2003, 2004 and 2005.
     The following is a description of all “disagreements” described in Item 304(a)(1)(iv) of Regulation S-K and “reportable events” described in Item 304(a)(1)(v) of Regulation S-K that occurred with respect to the Company and E&Y during the period between January 1, 2002 and July 12, 2005 (collectively, the “Disagreements/Reportable Events”).
     On February 4, 2005, E&Y advised the Company that, because of developments related to the Company’s discontinued bail and immigration bond program (the “discontinued bond program”), (1) E&Y was withdrawing its audit reports for the years 2001 through 2003 for the Company and its wholly-owned subsidiaries, Ohio Indemnity and ALPC, (2) those audit reports and the completed interim reviews of the Company’s 2004 quarterly filings on Form 10-Q should no longer be relied upon, (3) E&Y was unable to complete the audit of the Company’s 2004 financial statements at that time and (4) the Company’s appointed actuary, who was employed by E&Y, was withdrawing his certification of Ohio Indemnity’s statutory reserves for the years 2001 through 2003.
     In subsequent correspondence to the Company, E&Y informed the Company of the following:
(1)	E&Y believed that the Company had a material weakness in its system of internal controls related to the discontinued bond program claim reserves.

(2)	E&Y believed that the Company did not have the internal controls related to the discontinued bond program necessary for the Company to develop reliable financial statements.

(3)	E&Y believed that at the time the Company filed its 2003 Form 10-K in March 2004, management was aware that there had been significant adverse claims development in the discontinued bond program. E&Y believed this information was not provided to E&Y on a timely basis in connection with E&Y’s audit of the Company’s 2003 financial statements. As a result, E&Y did not believe it could rely on the representations of management. Furthermore, E&Y believed this adverse claims development information would have a significant material effect on the discontinued bond program reserve levels recognized by the Company in its previously filed financial statements and material adjustments needed to be recorded in such previously filed financial statements.

(4)	E&Y did not believe sufficient information existed to enable management or consulting actuaries to estimate a liability for incurred but not reported (“IBNR”) claims on the discontinued bond program at December 31, 2004.
     Following E&Y’s withdrawal of its audit reports in February 2005, the Audit Committee engaged the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP (“Kirkpatrick & Lockhart”) to conduct an independent investigation of the concerns raised by E&Y. In May 2005, Kirkpatrick & Lockhart concluded that (1) there was no evidence to suggest that management intentionally withheld information from E&Y regarding the discontinued bond program or committed any intentional misconduct, and (2) internal control deficiencies existed in the discontinued bond program.
     In April 2005, the Audit Committee engaged Skoda, Minotti & Co. (“Skoda”), an independent accounting firm, to perform an audit of Ohio Indemnity’s statutory financial statements for the years 2003 and 2004. In May 2005, Skoda issued an unqualified audit report on those statutory financial statements, which were filed with the National Association of Insurance Commissioners, A.M. Best Company and the 48 states in which Ohio Indemnity is licensed. Prior to issuing its audit report, Skoda received a report of Kirkpatrick & Lockhart’s findings. Skoda concluded that the internal control deficiencies identified by Kirkpatrick & Lockhart did not constitute a material weakness in Ohio Indemnity’s system of internal controls.
     Also, in February 2005, Ohio Indemnity engaged independent actuary Merlinos & Associates, Inc. (“Merlinos”) to provide an actuarial opinion on the adequacy of Ohio Indemnity’s statutory reserves (including IBNR). On February 28, 2005, Merlinos issued an opinion on Ohio Indemnity’s statutory reserves as of December 31, 2004, which was qualified only as to the immigration bond reserves established on the discontinued bond program. Upon receiving information concerning subsequent developments affecting the immigration bond reserves, Merlinos removed this qualification as of March 31, 2005.
     On behalf of the Audit Committee, the Audit Committee Chairman discussed the subject matter of the Disagreements/Reportable Events with E&Y. However, the Disagreements/Reportable Events were not resolved to E&Y’s satisfaction prior to E&Y’s dismissal.
     As noted above, the Audit Committee engaged Daszkal Bolton as the Company’s independent auditor for fiscal years 2001 through 2005, and in that capacity to audit the Company’s GAAP financial statements. On January 25, 2006, the Company filed with the SEC its Form 10-K for the fiscal year ended December 31, 2004 which included audited financial statements for the three years ended December 31, 2004. On March 1, 2006, the Company filed with the SEC its Form 10-K for the fiscal year ended December 31, 2005 which included audited financial statements for the three years ended December 31, 2005. Daszkal Bolton issued unqualified audit reports on those GAAP financial statements. Prior to issuing its audit reports, Daszkal Bolton received a report of Kirkpatrick & Lockhart’s findings. Daszkal Bolton also concluded that the internal control deficiencies identified by Kirkpatrick & Lockhart did not constitute a material weakness in the Company’s system of internal controls.
     During the period between January 1, 2002 and July 12, 2005, the Company did not consult with Daszkal Bolton regarding (1) either (a) the application of accounting principles to a specified transaction, either completed or proposed, or (b) the type of audit opinion that might be rendered on the Company’s financial statements; or (2) any matter that was either the subject of a “disagreement” described in Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K that occurred with respect to the Company during the period between January 1, 2002 and July 12, 2005.
     The Company authorized E&Y to respond fully to any inquiries from Daszkal Bolton concerning the subject matter of the Disagreements/Reportable Events between the Company and E&Y.
Independent Auditor for 2006
     The Audit Committee has selected Daszkal Bolton as the Company’s independent auditor for fiscal year 2006. The Company expects a representative of Daszkal Bolton will be present at the Annual Meeting. Such representative will be available to respond to appropriate questions and will have the opportunity to make a statement at the Annual Meeting, if he or she desires.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     On April 14, 2005, the Company entered into separate Undertaking Agreements (collectively, the “Undertaking Agreements”) with each of Si Sokol, John S. Sokol and Sally J. Cress, former Secretary and Treasurer of the Company. Pursuant to the Undertaking Agreements, the Company agreed to advance to Si Sokol, John S. Sokol and Sally J. Cress such legal fees and expenses (not to exceed $50,000, $50,000 and $17,500, respectively, without the approval of the Company’s disinterested directors) as were actually and reasonably incurred by them in connection with the Audit Committee’s investigation relating to E&Y’s withdrawal of its audit reports for the years 2001 through 2003 for the Company. Each of Si Sokol, John S. Sokol and Sally J. Cress agreed in his or her Undertaking Agreement to repay the amount of any advancements made by the Company pursuant to his or her Undertaking Agreement if the Company’s disinterested directors determine that he or she failed to reasonably and in good faith cooperate with the Company, its Audit Committee and the professional advisors retained by the Audit Committee in connection with such investigation.
     On October 17, 2005, the Company and Sally J. Cress entered into a First Amendment to Undertaking Agreement

(the “First Amendment”) which amended her Undertaking Agreement to (a) encompass legal fees and expenses incurred by her in connection with the Audit Committee’s investigation and the SEC private investigation relating to the Company and (b) increase the maximum amount that may be advanced to her under the Undertaking Agreement from $17,500 to $35,000.
SHAREHOLDERS PROPOSALS FOR 2007 ANNUAL MEETING
     Any proposals from shareholders which are intended to be presented at the 2007 Annual Meeting of Shareholders must be received by the Company at its principal executive offices by December 29, 2006 to be eligible for inclusion in next year’s proxy statement. Such proposals may be included in next year’s proxy statement if they comply with certain rules and regulations promulgated by the SEC. If a shareholder intends to present a proposal at the 2007 Annual Meeting of Shareholders, but has not sought the inclusion of such proposal in the Company’s proxy statement, such proposal must be received by the Company at its principal executive offices by March 14, 2007, or the Company’s management proxies will be entitled to use their discretionary voting authority should such proposal then be raised, without any discussion of the matter in the Company’s proxy statement.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s Common Shares to file reports of ownership and changes in ownership of the Common Shares with the SEC. Based solely on a review of the reports filed on behalf of the executive officers and directors, and written representations from the executive officers and directors, the Company believes that, during fiscal year 2005, its executive officers, directors and greater than 10% shareholders complied with such filing requirements, except as set forth below.
     On March 16, 2006, Falcon Equity Partners filed a late Form 3 to report its ownership of 1,750,000 Common Shares. The transactions that resulted in Falcon Equity Partners becoming a reporting person for purposes of Section 16 had previously been reported by each of the general partners of Falcon Equity Partners (each of whom is a reporting person for purposes of Section 16).
OTHER MATTERS
     As of the date hereof, management knows of no other business that will come before the Annual Meeting. Should any other matter requiring a vote of the shareholders arise at the Annual Meeting, the enclosed proxy confers upon the proxy holders discretionary authority to vote the same with respect to any such other matter in accordance with their best judgment.
     UPON THE WRITTEN REQUEST OF ANY PERSON WHOSE PROXY IS HEREBY SOLICITED, THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SEC. ANY SUCH REQUEST SHOULD BE ADDRESSED TO MATTHEW C. NOLAN, SECRETARY, BANCINSURANCE CORPORATION, 250 EAST BROAD STREET, TENTH FLOOR, COLUMBUS, OHIO 43215.
     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPELTE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS,

Matthew C. Nolan
Secretary

Annual Meeting Proxy Card

A	Election of Directors
  1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold

01 - Si Sokol	☐	☐	05 - Stephen Close	☐	☐

02 - John S. Sokol	☐	☐	06 - Daniel D. Harkins	☐	☐

03 - Douglas G. Borror	☐	☐	07- Saul Sokol	☐	☐

04 - Kenton R. Bowen	☐	☐	08- Matthew D. Walter	☐	☐

Please check if you plan to attend the Annual Meeting.	☐
B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please date and sign exactly as name appears above. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title. All joint owners must sign. Please return promptly.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

/ /

Proxy - Bancinsurance Corporation

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
250 East Broad Street, Tenth Floor
Columbus, Ohio 43215
The undersigned hereby appoints John S. Sokol, Daniel D. Harkins and Matthew D. Walter, and each of them, as proxies of the undersigned, with full power of substitution in each, and hereby authorizes them to represent and to vote, as indicated on the reverse side, at the Annual Meeting of Shareholders of Bancinsurance Corporation to be held on May 31, 2006, at 8:30 a.m. Eastern Daylight Time, at The Athletic Club of Columbus, 136 East Broad Street, Columbus, Ohio, or at any adjournment or postponement thereof, all of the Common Shares of Bancinsurance Corporation held of record by the undersigned on April 5, 2006.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIVE IS MADE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NAMED NOMINEES FOR DIRECTORS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.
The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated April 28, 2006, the Proxy Statement furnished therewith and the Bancinsurance Corporation 2005 Annual Report to Shareholders which includes the Annual Report on Form 10-K of Bancinsurance Corporation for the fiscal year ended December 31, 2005. Any proxy heretofore given to vote the Common Shares which the undersigned is entitled to vote at the Annual Meeting is hereby revoked.
Please complete, sign, date and return Proxy in envelope furnished.
(This Proxy Continues And Must Be Signed On The Reverse Side)